                                   EXHIBIT 21
                    SUBSIDIARIES OF MERCER INTERNATIONAL INC.

                                                                    SHAREHOLDING
                                                                   AT END OF YEAR
                                                 JURISDICTION     -----------------
          NAME OF SUBSIDIARY(1)                OF INCORPORATION   DIRECT   INDIRECT
--------------------------------------------   ----------------   ------   --------
Dresden Papier AG...........................       Germany          --       100%
Spezialpapierfabrik Blankenstein GmbH.......       Germany          --       100%

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(1) All the subsidiaries are conducting business under their own names.